                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2000, except for Note 13, as to which the date is February 25, 2000, relating to the consolidated financial statements of Newfield Exploration Company, which appears in Newfield Exploration Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


Houston, Texas
February 13, 2001